Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Tomasello, and I, Renee Zimmerman certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report of AG&E Holdings Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2016:

(1)	Fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2)	That the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 30, 2017	By:	/s/ ANTHONY TOMASELLO
Anthony Tomasello
President &
Interim Chief Executive Officer

Date: March 30, 2017	By:	/s/ RENEE ZIMMERMAN

Renee Zimmerman
Chief Financial Officer, Secretary &Treasurer